UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2011, Medivation, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with Knickerbocker Properties, Inc. XXXIII (the “Landlord”), effective as of December 28, 2011, for 57,172 square feet of office space located at 525 Market Street, San Francisco, California (the “Premises”).

The term of the Lease is for a period of 84 months (the “Term”), with a scheduled commencement date of June 1, 2012. The Company has an option to extend the term of the Lease for an additional five years, which would commence upon the expiration of the Term, at a market rate determined according to the Lease. In addition, the Company has the right of first offer to lease certain additional office space that becomes available at 525 Market Street, San Francisco, California for the remainder of the Term at a market rate determined according to the Lease.

The total monthly base rent under the Lease for the Premises will be as follows, provided that, so long as there is no continuing Event of Default (as defined in the Lease), the Landlord has agreed to abate the Company’s rent obligations for the first three full calendar months of the Lease:

Months of Lease Term	Monthly Base Rent
1-12	$257,274.00
13-24	262,038.33
25-36	266,802.67
37-48	271,567.00
49-60	276,331.33
61-72	281,095.67
73-84	285,860.00

In addition, each calendar year after 2012 during the Term, the Company will pay the Landlord specified percentages of certain operating expenses and taxes related to the leased facility incurred by the Landlord in such calendar year in excess of such expenses and taxes incurrred by the Landlord in 2012. The Landlord will provide to the Company a tenant improvement allowance of up to approximately $2.6 million for certain improvements made to the facility on or before December 31, 2012.

In connection with the Lease, the Company delivered to the Landlord an irrevocable standby letter of credit for $5,145,480 as security for the Company’s payment and performance of its obligations under the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: January 6, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer